EXHIBIT 10.05

CONCESSION CONTRACT

BORDER’S PARKING S.R.L., represented herein by Mr. Norberto Jasin and Israel Sutton Dabbah, acting in their capacity as manager partners, with offices at Tierras ganadas al Río de la Plata [Land reclaimed from Río de la Plata], in front of the intersection of Avenida Rafael Obligado and Jerónimo Salguero sin número, City of Buenos Aires, (“THE GRANTOR”) and MercadoLibre S.A., represented herein by Mr. Marcos Galperín, acting in his capacity as Legal Representative, as evidenced by Minutes No. 14 of the Shareholder’s Meetings and Minutes No. 57 of the Board of Directors Meeting, setting his address for the purposes herein at Tronador 4890, piso 8, City of Buenos Aires (“THE CONCESSIONAIRE” and jointly “THE PARTIES”) hereby agree on the following terms and conditions:

I. Background:

1.1. THE GRANTOR hereby states and guarantees that it has been granted a concession for the operation of the parking lots, retail units, warehouses and offices located in different sectors of the plot of land located in the lands reclaimed from the Río de la Plata in front of the intersection of Avenida Costanera Rafael Obligado and Jerónimo Salguero, to the West end of the Buenos Aires Harbor Dock “F” (“COSTA SALGUERO” or “THE LOT”). GRANTOR’S right over THE LOT was granted by the concession contract executed between GRANTOR and TELEMETRIX S.A. (“CONCESSION HOLDER”), company holding the Concession for Use and Occupancy granted by the Argentine state-owned company entrusted with the Administration of Argentine Harbors (“AGP”) over THE LOT on August 25, 1998, for a term expiring on April 2021 (“THE ORIGINAL CONTRACT”), concession which was subsequently ratified by Law No. 25346.

1.2. COSTA SALGUERO is composed of real and personal property, tangible and intangible, used to optimize the sports and business activities performed there, complying with all the rules governing the concession duly granted to the CONCESSION HOLDER, authorizing the use of the LOT, the provisions of THE ORIGINAL CONTRACT and the applicable federal, local and regulatory rules. The purpose of COSTA SALGUERO is to concentrate in one single place as much sport and business activities as possible by gathering and organizing different endeavors so that the general public may choose and acquire goods and services offered, with the expected customer service and service quality standards, at competitive prices and with the efficiency necessary to guarantee COSTA SALGUERO’s success.

1.3. THE CONCESSIONAIRE hereby acknowledges and accepts THE ORIGINAL CONTRACT’s terms and conditions, and therefore, agrees to comply with them with respect to the business operation it will conduct under the provisions set forth in Section 3.4. and Sections 4, 10 and 17 of the ORIGINAL CONTRACT and its annexes, documents whose copies after being signed by the PARTIES are attached hereto as Annex 1.

1.4. THE CONCESSIONAIRE hereby especially acknowledges and accepts annexes A and C of the ORIGINAL CONTRACT, that is: Annex A: Use Permit, dated December 29, 1988, executed by THE CONCESSION HOLDER, in its capacity as concessionaire, and AGP, in its capacity as grantor; and AGP Resolution No. 025/92; and Annex C: COSTA SALGUERO Internal Rules, with all the legal effects arising therefrom. Further, THE CONCESSIONAIRE shall comply not only with the basic conditions of any concession contract, but with some operating rules as well, which is essential for THE CONCESSION HOLDER, THE CONCESSIONAIRE, THE GRANTOR and COSTA SALGUERO.

1.5. In view of the project’s purposes and the number of offices, parking lots, retail units and warehouses operated by THE GRANTOR within COSTA SALGUERO, THE CONCESSIONAIRE hereby acknowledges that in furtherance of such purposes it is essential that the provisions set forth herein be complied with, and further expressly agrees to the CONCESSION HOLDER’s directions and management of COSTA SALGUERO from the date on which it enters the premises, including any changes to the blueprints, updates in business activities’ distribution and future projects for the expansion and growth of COSTA SALGUERO.

1.6. THE CONCESSIONAIRE hereby acknowledges to be aware of the global and specific purposes and the operation of a center such as COSTA SALGUERO. Therefore, and notwithstanding any document that may be executed in relation to this concession and the obligations and duties arising therefrom, in furtherance of the purpose set forth above, THE CONCESSIONAIRE hereby agrees to adapt the activities to be conducted in the area within which it shall be authorized to operate its offices. THE CONCESSIONAIRE shall be held liable for its own conduct and the actions of its employees, staff and suppliers. Likewise, CONCESSIONAIRE agrees to comply with the rules now in force or which shall become effective in the future, and whose aim is to meet the purposes of COSTA SALGUERO and the sector, where the offices are located (“SALGUERO PARK”), whose operation has been authorized through a sub-concession granted to THE GRANTOR.

1.7. THE GRANTOR further states and guarantees that, pursuant to the provisions set forth in Section 1.1. hereof and the express authorization granted by the THE CONCESSION HOLDER under the ORIGINAL CONTRACT (Section 3.3), authorizing THE GRANTOR to execute such agreements with third parties as may be necessary for the operation of the above business activities, it has decided to enter into this agreement with THE CONCESSIONARIE, subject to the following terms and conditions.

II. GRANTOR’s Reserve of rights and Representations:

2.1 THE GRANTOR reserves its irrevocable right to appoint the manager of “SALGUERO PARK”, a sector which comprises the retail units, offices and parking lots operated by THE GRANTOR in COSTA SALGUERO. The management of SALGUERO PARK shall be conducted at the sole discretion of GRANTOR, who may perform such management tasks either directly through its own staff or through third parties hired for that purpose.

2.2 THE GRANTOR further reserves its right to expand the construction project, within the scope of authority granted by the CONCESSION HOLDER, condition which is hereby acknowledged and accepted by THE CONCESSIONAIRE.

2.3 THE CONCESSIONAIRE may not claim damages for loss of profits in any legal actions commenced in relation to the construction, refurbishment and/or expansion of COSTA SALGUERO Center, provided always that such tasks do not hinder the usual course of the activities carried out within the area granted for that purpose.

2.4 The person entrusted with the administration of SALGUERO PARK (“the MANAGER”) shall be acting on account of and on behalf of THE GRANTOR, for the purposes arising herefrom.

2.5 The MANAGER and/or THE GRANTOR shall amend the supplementary general rules and the Internal Rules of SALGUERO PARK inside COSTA SALGUERO, rules which shall be binding on THE CONCESSIONAIRE and any of its employees, agents, constructors, representatives and suppliers who might be working in COSTA SALGUERO. THE CONCESSIONAIRE shall be deemed duly notified of such amendments upon proper notice served either by THE GRANTOR and/or the MANAGER. In no case shall such amendments be deemed an amendment to the essential parts of this concession contract. THE CONCESSIONAIRE’s failure to comply with any of the essential obligations set forth in the governing rules within COSTA SALGUERO, and provided that no remedy has been provided for herein, shall amount to a ground for termination hereof. Should such amendments substantially alter supplementary general rules and Internal Rules in their essential parts, THE CONCESSIONAIRE shall be entitled to terminate this Concession Contract without penalty.

2.6 THE GRANTOR hereby states and guarantees to THE CONCESSIONAIRE as of the date of execution hereof the following:

a) THE ORIGINAL CONTRACT has been legally executed and the contracting parties have met all corporate and administrative requirements set forth by the applicable legislation then in force.

b) THE ORIGINAL CONTRACT is a valid agreement binding on the parties and it is still in progress.

c) THE ORIGINAL CONTRACT grants THE GRANTOR the right to validly execute this Concession Contract.

d) This Concession Contract neither breaches nor contradicts any of the ORIGINAL CONTRACT’s terms and conditions.

e) THE GRANTOR has never breached any of its duties under the ORIGINAL CONTRACT.

f) THE GRANTOR’s right to execute this agreement has never been challenged.

g) The agreement between THE CONCESSION HOLDER and AGP has been validly executed. The contracting parties have met all corporate and administrative requirements set forth by the applicable legislation in force.

h) The agreement between THE CONCESSION HOLDER and AGP is a valid agreement binding on the parties and it is still in progress.

i) The agreement between THE CONCESSION HOLDER and AGP grants THE CONCESSION HOLDER the right to validly execute the ORIGINAL CONTRACT.

j) THE ORIGINAL CONTRACT neither breaches nor contradicts any of the terms and conditions set forth by the agreement executed by THE CONCESSION HOLDER and AGP.

k) Title Ownership to the LOT has been transferred to the City of Buenos Aires pursuant to the provisions set forth in Law No. 25436. Section 3 of such Law especially sets that all contractual clauses, terms and requirements for the concession for use set forth by AGP Resolutions No. 230/91 and 025-92, shall be held valid and, therefore, the ORIGINAL CONTRACT remains in full force and effect.

2.7 If for any reason not attributable to THE GRANTOR the concession to be granted by CONCESSION HOLDER is terminated and, consequently, this concession contract terminates, THE CONCESSIONAIRE shall not be entitled to claim damages, seek any other type of remedy, nor commence legal actions against THE GRANTOR for damages or loss of profit.

Notwithstanding the above, if THE GRANTOR is paid damages of any nature by the Government of the City of Buenos Aires for the investments made by THE CONCESSIONAIRE, THE GRANTOR hereby transfers to THE CONCESSIONAIRE all the rights and remedies available which may be exercised against the Government of the City of Buenos Aires, in its capacity as holder of the works and improvements made to THE OFFICE on account of and on behalf of THE CONCESSIONAIRE, exclusively regarding claims and/or either court, out-of-court or administrative legal procedures intending to fix the amount of damages and collect damages, as mentioned above.

III. Annexes:

3.1.	The following documents are attached hereto: a) THE ORIGINAL CONTRACT together with its five annexes is attached hereto as Annex 1; b) Annex 2: the sketch of the location and surface of the area covered under the concession granted herein; c) Supplementary General Rules and SALGUERO PARK Internal Rules, which are attached hereto as Annex 3; d) Annex 4: Works conducted by CONCESSIONAIRE; e) Annex 5 Setting and Decoration Work plan for THE OFFICE.

3.2.	THE PARTIES hereby agree to sign the Supplementary General Rules and the Salguero Park Internal Rules, which shall be attached hereto as Annex 3, within 30 days from the date of execution hereof. THE PARTIES further state that within 15 days following the date of execution hereof, they shall subscribe Annex 5, provided that such final work plan has been approved by THE GRANTOR. THE CONCESSIONAIRE may not turn down such project for no reasonable cause.

3.3.	Every written document which is made a part of this agreement which refers to the “MANAGER” shall be deemed to be referring indistinctively to THE GRANTOR and/or THE MANAGER, and vice versa.

IV. Subject matter of the CONCESSION:

4.1. In view of the conditions above, THE GRANTOR hereby grants to THE CONCESSIONAIRE who, in turn, accepts, the concession granting the exclusive right to use and enjoy the area located in the first floor of the building constructed by THE GRANTOR in SALGUERO PARK, part of COSTA SALGUERO, within the boundaries set by the sketches attached hereto as Annex 2, with an approximate surface of 1,740 m2 (one thousand, seven hundred and forty square meters) (“THE OFFICE”). The office activities subject to authorization shall comprise the following: customer service and any other administrative or business activities and related tasks. The Concession Contract also provides for the exclusive use and enjoyment of seventeen (17) indefinite parking lots, located in Salguero Park.

4.2. THE CONCESSIONAIRE shall operate the concession granted hereby under its corporate name MercadoLibre.

4.3. In no case shall THE CONCESSIONAIRE change, without the GRANTOR’s prior express authorization, the subject-matter of the concession by introducing new products, services and/or activities different from those listed in Section 4.1. hereof, nor amend the corporate name set in Section 4.2. above.

4.4. The PARTIES expressly acknowledge that no contract term of this concession contract or its annexes may be interpreted as a restriction to the right granted to THE GRANTOR to execute other concession contracts with third parties, for the same or similar purposes, as no exclusive right has been granted upon THE CONCESSIONAIRE, except for the areas covered by the concession granted to THE CONCESSIONAIRE.

V. Granted area

5.1. The GRANTOR hereby temporarily grants THE OFFICE to the CONCESSIONAIRE in good conditions, with all windows and finishing works with the consent of THE CONCESSIONAIRE. Moreover, the GRANTOR agrees, upon transferring possession, to deliver THE OFFICE with: (i) air conditioning equipment pursuant to the technical conditions set forth in annex 4; and (ii) technical floor (“the Technical Floor”), all these duly installed and functioning, as agreed with the GRANTOR and set forth in Annex 4. The CONCESSIONAIRE shall purchase and install the ducts and perform the finishing works which allow to distribute the air conditioning inside THE OFFICE. THE CONCESSIONAIRE shall perform all decoration and interior design works of THE OFFICE as provided for herein and in Annex 5.

5.2. All improvements made by THE CONCESSIONAIRE to THE OFFICE during the life of this agreement shall benefit THE GRANTOR, except for movables owned by THE CONCESSIONAIRE which may be removed by THE CONCESSIONAIRE at its own expense. However, in all cases THE CONCESSIONAIRE may choose to remove all improvements and return THE OFFICE as received, except for ceilings and the air conditioning system which will become a fixture.

VI. Term:

6.1. The concession shall remain in full force and effect for 5 (five) years from February 1, 2007, therefore, the contract shall expire on January 31, 2012. However, the CONCESSIONAIRE shall receive the OFFICE on February 26, 2007, when THE PARTIES shall duly record such delivery.

6.2. Notwithstanding the above, THE CONCESSIONAIRE shall perform certain works in THE OFFICE, as detailed in annex 4 hereto. Therefore, THE GRANTOR gives THE CONCESSIONAIRE a 4 (four)-month grace period running from February 1, 2007 to May 31, 2007 during which THE CONCESSIONAIRE shall not be bound to pay the monthly fee set in chapter VII hereof.

6.3. Upon termination of the Concession, as a result of either the expiration of the contract term or early termination, the CONCESSIONAIRE agrees to cease its activities and return THE OFFICE to the GRANTOR, as set forth in chapter XVII hereof. Should the CONCESSIONARE continue exploiting the concession after its expiration or rescission, this shall not be construed as an implicit extension or automatic renewal.

6.4. Delay by the CONCESSIONAIRE to return the OFFICE shall be automatic and a sanction equal to twice the concession price in force at the time of the delay shall be imposed for each day of delay, applied prorating time.

VII. Concession Price:

7.1. The PARTIES agree that the basic monthly price of the concession (“The Monthly Fee”) shall be paid by THE CONCESSIONAIRE to the GRANTOR in increasing payments for the different periods of this agreement, as detailed below:

i. During the first twelve months of the contract term, that is, from February 1, 2007 to January 31, 2008 (months 1 to 12), as the case may be, THE CONCESSIONAIRE shall pay a basic monthly price amounting to US$ 22,620 (twenty two thousand six hundred and twenty US dollars) per month plus VAT. THE CONCESSIONAIRE shall pay in advance, upon execution of this agreement, the monthly fee of the month running from June 1, 2007 to June 30, 2007 amounting to US$ 22,620 (twenty two thousand six hundred and twenty US dollars). With respect to the previous periods, the GRANTOR has given a grace period during which the CONCESSIONAIRE will be exempt from paying the fee.

ii. During the 13th and 24th months of the concession, that is, from February 2008 to January 2009 (months 13 to 24), as the case may be, THE CONCESSIONAIRE shall pay a MONTHLY FEE of US$ 24,882 (twenty-four thousand eight hundred and eighty-two US dollars) per month plus VAT.

iii. During the 25th and 36th months of the concession, that is, from February 1, 2009 and January 31, 2010 (months 25 to 36), as the case may be, THE CONCESSIONAIRE shall pay a MONTHLY FEE of US$ 27,370 (twenty-seven thousand three hundred and seventy US dollars) per month plus VAT.

iv. During the 37th and 48th months of the concession, that is, from February 1, 2010 to January 31, 2011 (months 37 to 48), as the case may be, THE CONCESSIONAIRE shall pay a MONTHLY FEE of US$ 30,107 (thirty thousand one hundred and seven US dollars) per month plus VAT.

v. During the 49th and 60th months of the concession, that is, from February 1, 2011 to January 31, 2012 (months 49 to 60), as the case may be, THE CONCESSIONAIRE shall pay a MONTHLY FEE of US$ 33,118 (thirty-three thousand one hundred and eighteen US dollars) per month plus VAT.

Together with the MONTHLY FEE, THE CONCESSIONAIRE shall pay the value added tax, and/or any other existing or future national tax, or a tax imposed by the government of the City of Buenos Aires, including those which supplement and/or replace the Value Added Tax, which in accordance with the relevant laws must be paid by the CONCESSIONAIRE, pursuant to the applicable tax base.

7.2. It is hereby stated that as of the date of execution hereof, the value of the US dollar, bid price, informed by the Central Bank amounts to AR$ 3.09. If, for any reason, the US dollar value increases or decreases by 40% (forty per cent) or more, any of the PARTIES may request the other PARTY, in writing, that the price of the Monthly Fee be reviewed, following the good faith principle and taking into account when performing such review, the market values in force at the time. If the PARTIES fail to reach an agreement on the new Monthly Fee, for any reason, they shall request non-binding reports from three real estate agents of the area in which the premises subject to this agreement are located to obtain the market price in force; one of the real estate agents shall be chosen by the CONCESSIONAIRE, another by the GRANTOR, and the third shall be jointly selected by the PARTIES.

If such real estate agents provide different values, an average value between the three shall be taken as reference, but it shall not be binding upon the parties.

If the PARTIES still fail to reach an agreement on the Monthly Fee, any of the PARTIES may terminate this agreement by serving written notice to the other PARTY at least 60 days in advance. During those 60 days the same Monthly Fee shall remain in force, the other PARTY not being entitled to claim any compensation for early termination.

7.3. All amounts which, in accordance with this agreement or its annexes, are to be paid by THE CONCESSIONAIRE shall be subject to the legal system applicable to the concession price, especially with respect to the judicial and other effects resulting from lack of payment thereof. Such amounts include, but are not limited to, the municipal tax (ABL), water services, maintenance and safety of THE OFFICE and all facilities, reimbursements for direct expenses and other services, among others.

7.4. The only document that shall be admitted as evidence of payment of the MONTHLY FEE and other obligations of THE CONCESSIONAIRE is the duly paid receipt issued by THE GRANTOR, the MANAGER, or the Bank involved, as the case may be. The receipt of payment for one period shall not evidence payment of previous periods. The issuance of a receipt with no special clarifications shall not imply the waiver to receive payment of the relevant fines, interest, and charges for delay, expenses, and costs.

7.5. If the keys to THE OFFICE are deposited in court, the obligation to pay the MONTHLY FEE shall remain in force until the date on which the CONCESSIONAIRE delivers the keys to the relevant court, as well as all fines and payments to be made by the CONCESSIONAIRE, notwithstanding the GRANTOR’s right to claim and receive compensation for any direct damage caused, if applicable.

7.6. Failure to pay the MONTHLY FEE for two (2) periods shall entitle the GRANTOR, after requesting the CONCESSIONAIRE to make such payments within ten (10) business days, to deem this Agreement terminated, and therefore claim the restitution of THE OFFICE within the following forty-eight (48) hours, the payment of any amounts owed for any reason, plus interest and expenses, either by filing ordinary or summary proceedings at its own discretion, as well as compensation for any direct damage sustained.

7.7. The PARTIES hereby acknowledge that the value of the concession does not include any expenses of any kind, common maintenance fees, charges, and services related to THE OFFICE. THE CONCESSIONAIRE shall bear, at its own cost, all expenses, common maintenance fees, charges, and services as provided for in section EIGHT hereof. It is hereby expressly stated that all extraordinary maintenance fees shall be borne by the GRANTOR.

7.8. The agreed concession price as well as any other amounts to be paid by THE CONCESSIONAIRE shall be paid each month in advance, within the first five days of each month at the address of THE GRANTOR located in Tierras ganadas al Río de la Plata, across the intersection between Avenida Rafael Obligado and Jerónimo Salguero sin número in the City of Buenos Aires or wherever THE GRANTOR states in the future, serving duly notice upon the CONCESSIONAIRE, provided it is within the City of Buenos Aires.

VIII. Expenses and Maintenance Fees:

8.1. THE CONCESSIONAIRE shall pay to the GRANTOR in and for common expenses and fees – outer and inner safety, cleaning of windows, common areas, and the pavement, maintenance of elevators and common areas - with respect to THE OFFICE the amount of AR$ 7.50 (seven Argentine pesos and fifty cents) per square meter each month (plus any cost adjustment which modifies this value or which increases it as a result of inflation, etc) or else, if THE CONCESSIONAIRE reaches a written agreement with the other concessionaires, THE CONCESSIONAIRE may be in charge, together with the other concessionaires, of the inner safety, the cleaning of windows and common areas, doorman, maintenance of elevators and of the common areas allocated to THE CONCESSIONAIRE; in this case, THE CONCESSIONAIRE shall not pay to the GRANTOR the amount above, except for the amount to be fixed necessary to cover outer cleaning and safety. THE CONCESSIONAIRE shall bear, at its own expense and without limitation, all maintenance and safety expenses related to the granted area and its surroundings.

8.2. The PARTIES understand that the percentage to be fixed as set forth in the previous paragraph has nothing to do with the potential amounts that may be applicable to THE OFFICE if the premises become a condominium.

8.3. The direct expenses resulting from consumption in THE OFFICE, as well as those from which THE CONCESSIONAIRE is benefited, shall be borne by THE CONCESSIONAIRE.

IX. Taxes, charges, and contributions. Public Services

9.1. THE CONCESSIONAIRE shall pay the Street Lighting, Sweeping and Cleaning Tax (ABL), Pavement and Sidewalks, and Land Tax; water services from Aguas Argentinas, and all taxes, charges, and contributions related to THE OFFICE, as well as any other tax, charge and/or contribution of any nature which may be applicable to its decoration and setting up by the CONCESSIONAIRE, those which apply to its business activity pursuant to the use of the premises agreed upon herein, always prorated with respect to the granted area. THE CONCESSIONAIRE shall also bear, at its own expense, all amounts resulting from gas, electricity, drinking water, and telephone services of THE OFFICE, as well as any other expense which benefits THE CONCESSIONAIRE exclusively. In addition, THE PARTIES hereby agree that if the tax stamp is applicable to this agreement, such tax shall be paid in equal shares by the Parties, that is, 50% shall be paid by the GRANTOR and the other 50% shall be paid by THE CONCESSIONAIRE.

9.2. The CONCESSIONAIRE cannot refuse to pay these amounts, or request that they be distributed among other parties alleging that those services indirectly benefit all or other concessionaires and/or persons which perform business activities within SALGUERO PARK and/or COSTA SALGUERO, whichever their capacity may be.

9.3. The PARTIES set forth that all items to be borne by THE CONCESSIONAIRE as expressly stated in chapters VII Concession Price, and IX Taxes, charges, etc are part of the MONHTLY FEE as the concession price and are therefore subject to the legal system of summary collection proceedings pursuant to sections 520, et seq., and related sections of the National Code of Civil Procedure.

9.4. THE CONCESSIONAIRE is hereby informed that the maximum electricity charge of THE OFFICE is 280 kva, and THE CONCESSIONAIRE agrees to observe such limit until it returns the office. THE GRANTOR may set a pre-paid electricity measuring and invoicing system pursuant to the methods and installations that will be timely disclosed to THE CONCESSIONAIRE.

X- Payments

10.1. The MONTHLY FEE shall always be denominated in US dollars, paid in such currency and in full. However, at THE GRANTOR’s discretion, the MONTHLY FEE may be paid in local currency taking as reference the dollar exchange rate, bid price, quoted by Banco de la Nación Argentina, whichever THE GRANTOR may choose. In all cases, the quote of the business day prior to the date of payment shall be considered. If, for any reason resulting from currency exchange or legal provisions, THE CONCESSIONAIRE cannot deliver US dollar notes to pay the MONTHLY FEE, it shall deliver, at THE GRANTOR’s discretion: a) the amount in pesos or the currency that may replace the Argentine peso in the future necessary to buy in the free currency exchange market of the City of Buenos Aires the relevant amount of US dollars at the bid price quoted by Banco de la Nación Argentina, at the Grantor’s choice; or b) the amount of Euros necessary to buy in the free currency exchange market of the city of Buenos Aires the relevant amount of US dollars.

10.2. If THE GRANTOR and/or THE MANAGER issue invoices, settlements, certificates, receipts or documents of any nature denominated or accrued by the CONCESSIONAIRE, or paid by THE CONCESSIONAIRE in local currency, both PARTIES hereby agree that under no circumstances shall that fact be construed as a change in the payment currency set forth in this agreement (UNITED STATES DOLLARS) nor as a waiver of or consent to such changes on the part of THE GRANTOR. Therefore, THE GRANTOR is empowered to re-express the amounts originally invoiced or documented in Argentine currency into US dollars, for collection purposes or to commence court or out-of-court proceedings. THE CONCESSIONAIRE hereby expressly consents to such re calculation and waives any claim in that respect.

10.3. If THE CONCESSIONAIRE does not timely comply with the obligations undertaken herein, such obligations shall become automatically due and the consequences set forth in the relevant section shall take place, THE GRANTOR being able to terminate this Agreement if, after ten (10) business days following receipt by the CONCESSIONAIRE of the relevant request to comply, the breach has not been cured.

XI. Construction and decoration of THE OFFICE. Administrative authorizations or permits. Improvements. Works.

11.1. The CONCESSIONAIRE shall finish constructing, installing and decorating THE OFFICE in strict compliance with the rules in force and the technical specifications set forth by THE GRANTOR. The work plan is made an integral part hereof as Annex 5, which THE GRANTOR hereby acknowledges to know and approve. THE GRANTOR shall install, at its own expense, the air conditioning equipment – the ducts and finishing works within THE OFFICE being at the exclusive expense of THE CONCESSIONAIRE – and the technical floor.

11.2. The CONCESSIONAIRE agrees to take all necessary steps to obtain the necessary licenses, permits and/or authorizations of any nature to perform the activities in THE OFFICE pursuant to the use of the premises agreed upon herein, as well as the construction and decoration works of THE OFFICE. Thus, the PARTIES agree that all steps to obtain the relevant authorizations shall be exclusively taken by THE CONCESSIONAIRE, and their costs shall also be borne by THE CONCESSIONAIRE.

XII. Insurance:

12.1. THE CONCESSIONAIRE agrees to take out and keep in force, at its own expense, the insurance policies set forth below, whose effective term shall cover the entire Term of this Agreement. THE CONCESSIONAIRE shall timely pay all premiums resulting from such policies and shall make available to THE GRANTOR and/or THE MANAGER copies of the certificates of such policies, together with the premium payment receipts, when requested and within forty-eight hours.

12.2. Comprehensive Third-Party Liability Insurance: THE CONCESSIONAIRE hereby evidences to have taken out fire insurance plus third-party liability for adjacent premises in an amount of US$ 500,000 (five hundred thousand US dollars), plus comprehensive third-party liability insurance in an amount of US$ 200,000 (two hundred thousand US dollars). In addition, THE CONCESSIONAIRE must take out third-party liability insurance whose insured amount and coverage hold the insured harmless against any amount owed to third parties as a result of tort liability incurred while exercising its activity, as detailed in chapter IV. Such insurance must include coverage against the typical risks involved in the business carried out by THE CONCESSIONAIRE within THE OFFICE, as well as other risks such as fire, electrical discharge, and gas leaks; water boilers; cash in transit insurance if relevant to THE CONCESSIONAIRE’s activity; signs and/or similar objects; steam installations, hot water or oil, food supply (if necessary for its activity); drain damage; goods loading and unloading; Contractor and Subcontractor; Damage caused to adjacent premises, including damage caused by a leaking in the building.

12.3. Fire insurance. THE CONCESSIONAIRE must take out fire insurance whose insured amount must cover: fire, lightning and/or explosion; riots; lock-outs; other acts of vandalism, terrorism and/or malice; aircraft impact, land vehicles, their components and/or loads; supplemental building and installations.

12.4. All insurance policies shall include a cross provision under which coverage shall extend to each of the PARTIES included in the “insured”, “CONCESSIONAIRE and/or GRANTOR” denomination, as if a separate policy had been issued for each of them with annual or multi-annual effective terms until the end of the Concession Contract.

12.5. Compulsory Employer’s liability insurance and life insurance: THE CONCESSIONAIRE must take out Employer’s Liability Insurance (ART) and life insurance and keep such policies in force for as long as it hires employees to perform under this Contract.

12.6. THE CONCESSIONAIRE shall take out insurance with highly renowned Insurance Companies in the market.

12.7. THE GRANTOR may, whenever it deems it necessary, request THE CONCESSIONAIRE to submit the relevant insurance certificates and premium payment receipts, which must be furnished by the CONCESSIONAIRE within the 72 business hours following such request.

XIII. Delay. Consequences:

13.1. Delay in complying with the obligations hereunder shall be automatic and by operation of law upon expiration of the deadlines granted, with no need to serve notice on the defaulting party. The sanctions shall operate until the breach is cured.

13.2. With respect to obligations to pay sums of money, the sanction for failure to pay the MONTHLY FEE shall be the payment of interest at the highest rate charged by Banco de la Nación Argentina in its discount operations. This sanction shall apply on a daily basis, prorating time, until the breach is cured.

13.3. The non-defaulting party may refuse to collect any amounts owed which are not paid together with the sanctions and interest agreed upon, the defaulting party being thus bound to pay the amounts in full.

13.4. As provided for in Section 5.1, the GRANTOR shall deliver THE OFFICE with the relevant equipment on February 26, 2007. For each day of delay in such delivery, the grace period during which the Monthly Fee will not be charged shall be extended by one (1) day; delay in delivery of the OFFICE shall not exceed twenty (20) days, otherwise, the CONCESSIONAIRE may, at its own discretion, terminate the Contract with cause and no compensation for early termination shall be paid to THE GRANTOR.

13.5 Failure by any of the PARTIES to comply with the obligations set forth in any of the contract documents, notwithstanding any other rights held by the non-defaulting PARTY hereunder, shall entitle the latter to request in a court of law, through summary proceedings, that the breach be cured.

XIV. Termination:

14.1. It is hereby agreed that delay by THE CONCESSIONAIRE to comply with any of its substantial obligations shall entitle the GRANTOR to rescind this agreement if THE GRANTOR has requested compliance by the CONCESSIONAIRE with its obligations within ten (10) business days.

14.2. If the term above expires and the breach has not been cured, THE GRANTOR may deem this agreement automatically terminated by operation of law, being THE GRANTOR allowed to commence all court and out-of court proceedings available.

14.3. In addition, any of the PARTIES may terminate this agreement upon a declaration of bankruptcy against the other PARTY, or, in the case of the CONCESSIONAIRE, upon a declaration of bankruptcy by a bankruptcy court against THE CONCESSION HOLDER.

14.4. THE CONCESSIONAIRE may terminate the Agreement once the first six months in which the agreement was in force have elapsed and it shall duly notify so to the GRANTOR no later than sixty days before the date on which it shall return THE OFFICE (the “Option to Terminate”). If the CONCESSIONAIRE exercises its Option to Terminate during the first year of the life of this Contract, it shall pay the GRANTOR the amount equal to one Monthly Fee and a half at the time in which THE OFFICE is returned as liquidated damages, and only one monthly fee if such Option to Terminate is exercised after the first year.

XV. Concessionaire’s additional obligations:

15.1. THE CONCESSIONAIRE hereby releases THE GRANTOR from any liability resulting from a claim related to the wages, remuneration, social contributions of the staff hired by the CONCESSIONAIRE and compliance with all applicable retirement and employment laws. Therefore, THE CONCESSIONAIRE hereby states to adequately comply with the applicable rules. In addition, all taxes, encumbrances, fees and fines that may be applicable to the business activity performed by the CONCESSIONAIRE in the OFFICE, or any penalty imposed for breaching the municipal rules and or regulations in force, shall be borne exclusively by the CONCESSIONAIRE, who shall be liable for all the obligations arising from the above.

15.2. No association or corporation of any nature is organized under this agreement nor has this agreement been executed for such purpose.

XVI. Restitution of THE OFFICE

16.1. The CONCESSIONAIRE acknowledges to know and accepts that the functioning of the SALGUERO PARK and COSTA SALGUERO complex of which the former is part requires – in furtherance not only of the interests of the CONCESSION HOLDER and the GRANTOR but also of all the sub-concessionaires and interested third parties – the constant and simultaneous performance of all its activities as set forth in section one hereof, on the days and at the hours to be determined in the Internal Rules. Therefore, the CONCESSIONAIRE also acknowledges that for such purpose it is necessary to go through the fastest court and out-of-court proceedings available which allow the Grantor to obtain the immediate restitution of the different areas of COSTA SALGUERO upon termination of each concession contract.

16.2. Therefore, the PARTIES understand that within the twelve months prior to the expiration of the concession term, THE GRANTOR may request the CONCESSIONAIRE to sign an agreement to vacate THE OFFICE on the expiration date, which may be presented by any of the parties for court approval. If the CONCESSIONAIRE refuses to sign such agreement, the GRANTOR shall be entitled to appear before the court having competent jurisdiction and request the court to order that the OFFICE be returned to the GRANTOR on the expiration date, that is, the GRANTOR shall request for a future sentence, pursuant to section 688 of the National Code of Civil Procedure. All court costs shall be borne by the GRANTOR if the CONCESSIONAIRE timely and duly returns the premises on the date and in the terms set forth in this agreement. Otherwise, if the CONCESSIONAIRE is ordered to return the premises, the court costs, and the costs of executing the court’s order, shall be exclusively borne by THE CONCESSIONAIRE.

Moreover, the CONCESSIONAIRE irrevocable acknowledges that the Grantor has the power to recover THE OFFICE at the end of the concession, either upon expiration of the concession term or early termination, subject to the following rules:

16.3. At the end of the concession, either upon expiration of the concession term agreed upon herein or upon rescission, the CONCESSIOAIRE agrees to immediately cease performing its activity and close the OFFICE. THE OFFICE shall be returned free from movable installations of any kind previously introduced by THE CONCESSIONAIRE and in the same conditions in which it was received or with the structural improvements which, in accordance with section FIVE hereof, will remain in the property for the benefit of the premises and/or THE GRANTOR.

Delay in the return of THE OFFICE shall result in the imposition of the sanction set forth in section 6.4 hereof.

16.4 If at the end of this agreement, THE GRANTOR is not available to receive THE OFFICE, THE CONCESSIONAIRE may return it through a Notary Public who will immediately notify the GRANTOR that THE OFFICE is at its disposal. From the date on which such notice is given, the MONTHLY FEE and other money obligations of THE CONCESSIONAIRE shall no longer be effective, notwithstanding all other rights and obligations of THE PARTIES.

XVII. CONCESSION GUARANTEES. PERFORMANCE BOND AND SECURITY DEPOSIT.

17.1. THE CONCESSIONAIRE shall furnish to the GRANTOR within seven (7) calendar days from execution hereof the Performance Bond issued by Seguro de Caución de Fianzas y Créditos S.A. which guarantees the first twelve months of the contract and which shall be inexcusably renewed during the month prior to the expiration of each contract year, at the satisfaction of the GRANTOR as provided for below.

Seguro de Caución de Fianzas y Créditos S.A., with offices in                              of the City of Buenos Aires, issued under No. *****, in an amount of US$ 271,440 (two hundred seventy-one thousand four hundred and forty US dollars) effective from the 00.00 hours of 02/…/2007 until the 00.00 hours of                     , duly endorsed in favor of the GRANTOR. Both parties agree that THE CONCESSIONAIRE shall furnish to the GRANTOR, one month prior to the expiration of the performance bond, another bond issued by the same company with the same scope and express waiver to court claims, or else propose another performance bond of identical characteristics issued by a renowned company in the insurance market, previously accepted in writing by THE GRANTOR at its satisfaction for an insured amount equal to the amount of the concession less the fees already collected by the GRANTOR. The same procedure shall apply every twelve months throughout the life of this agreement, until the last performance bond is furnished which will be effective until expiration of the contract term. All bonds shall be issued by a prestigious Insurance Company, which is accepted by the GRANTOR, and endorsed in favor of THE GRANTOR, an obligation that must be fulfilled by THE CONCESSIONAIRE one month prior to the expiration of the bond. Failure to comply with any of the obligations undertaken herein by the CONCESSIONAIRE, or partial compliance, shall immediately enable the GRANTOR, with no need to serve any notice upon THE CONCESSIONAIRE, to automatically impose upon the TENANT a daily fine of US$ 500 (five hundred US dollars) from the date on which THE CONCESSIONAIRE failed to comply with the obligation until such failure ceases to exist, notwithstanding the power of THE GRANTOR to terminate this agreement for lack of the proper coverage expressly agreed upon.

17.2. THE CONCESSIONAIRE hereby gives the GRANTOR the amount of US$ 45,240 (forty-five thousand two hundred and forty US Dollars) as security deposit, this agreement been sufficient acknowledgement of receipt. The deposit shall not be used to pay MONTHLY FEES or other debts arising from possible breaches and shall be returned to the CONCESIONAIRE, in the same currency, that is, in US dollars, upon expiration of the contract and restitution of THE OFFICE as set forth herein, once all debts are paid and all obligations are fully performed by THE CONCESSIONAIRE. The GRANTOR is hereby empowered to deduce from such deposit the amounts owed by virtue of invoices or pending issues, repairs or other expenses, whatever their nature may be, which are to be paid by the CONCESSIONAIRE, pursuant to the terms agreed upon.

XVIII. Notices. Jurisdiction

18.1. The PARTIES set their addresses at those first above written. Any dispute arising herefrom shall be subject to the jurisdiction of the courts sitting in the City of Buenos Aires, the PARTIES hereby expressly waiving any other jurisdiction that may apply.

18.2. The addresses set by the PARTIES shall remain the same unless one of the parties notifies by certified mail to the other of a change in its address. The new address must be within the City of Buenos Aires.

18.3. All notices, summons and/or requests shall be deemed valid and received by the other party if they are sent to the addresses set in this agreement, and no evidence to the contrary shall be admitted. THE CONCESSIONAIRE hereby waives any claim, annulment request, or action with respect to the notices sent to the address set in this agreement or that replacing it, after being notified as provided for in section 19.2 hereof.

In witness whereof, after having read and ratified its contents and all its annexes, this contract has been executed before the Notary Public who authenticates the signatures, in two counterparts, all of which shall be deemed an original, in the City of Buenos Aires, on February 7, 2007.

GRANTOR	CONCESSIONAIRE

Annex I:	AGREEMENT ENTERED INTO WITH TELEMETRIX

Annex II:	Location and surface sketch of the granted area for the exploitation that is the subject matter of this concession contract

Annex III:	General Rules

Annex IV:	Works to be performed by THE CONCESSIONAIRE

Annex V:	Setting and Decoration Work plan for THE OFFICE.

/s/ Israel Sutton Dabah	/s/ Norberto Jasin
Managing Partner	Managing Partner

/s/ Marcos Eduardo Galperin
President of Mercado Libre